Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Argan, Inc., a Delaware corporation (the "Company") on 10-KSB, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Rainer H. Bosselmann, Chairman of the Board and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Rainer H. Bosselmann
-------------------------------------------------
Rainer H. Bosselmann
Chairman of the Board and Chief Executive Officer

Date: April 26, 2005

A signed original of this document has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.